Exhibit 99.1

PROXY CARD

REVOCABLE PROXY

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL

MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 16, 2017.

The undersigned hereby appoints Dr. P.T. Fleuchaus, Shaun P. Merriman and David K. Maholias, or any of them with individual power of substitution, proxies to vote all shares of the Common Stock of Gateway Financial Holdings of Florida, Inc. (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the Oceanside Country Club, 75 N. Halifax Dr., Ormond Beach, FL 32176, on March 16, 2017, at 4:30 p.m., and at any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE MERGER AGREEMENT LISTED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE ADJOURNMENT PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1.	To approve the Agreement and Plan of Merger between CenterState Banks, Inc. and Gateway Financial Holdings of Florida, Inc., providing for the merger of Gateway Financial Holdings of Florida, Inc. with and into CenterState Banks, Inc.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	To approve a proposal of the Company board of directors to adjourn or postpone the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there not sufficient votes at the time of the special meeting to approve the merger agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ABOVE PROPOSALS.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shares of Common Stock

Shares of Series A Preferred Stock

DATED                     , 2017

Signature

Signature if held jointly

Please print or type your name

☐	Please mark here if you intend to attend the Special Meeting of Shareholders.
Please return your signed Proxy to: Gateway Financial Holdings of Florida, Inc. P.O. Box 731619 Ormond Beach, Florida 32173-1619 Attention: David Maholias, President